EXHIBIT 11
                     THE LORI CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                      AND EQUIVALENT SHARE OF COMMON STOCK

                    (In thousands except per share amounts)





                                                                                       Nine Months Ended September 30,
   Line                                                                                  1995                     1994
                                                                                      --------                  -------

          AVERAGE SHARES OUTSTANDING

    1     Weighted average number of shares of common stock
                outstanding during the period                                            3,321                    3,183
    2     Net additional shares assuming stock options and warrants
               exercised and proceeds used to purchase treasury shares                      -                        -
                                                                                      --------                  -------
    3     Weighted average number of shares and equivalent shares
               of common stock outstanding during the period                             3,321                    3,183
                                                                                      ========                  =======


          EARNINGS (LOSS)

    4     Loss from continuing operations                                              ($3,675)                 ($1,651)
                                                                                      --------                  -------
    5     Amount for per share computation                                             ($3,675)                 ($1,651)
                                                                                      ========                  =======

    6     Loss before extraordinary credit                                            ($20,286)                 ($4,383)
                                                                                      --------                  -------
    7     Amount for per share computation                                            ($20,286)                 ($4,383)
                                                                                      ========                  =======

    8     Net loss                                                                    ($13,629)                 ($4,383)
                                                                                      --------                  -------
    9     Amount for per share computation                                            ($13,629)                 ($4,383)
                                                                                      ========                  =======


          PER SHARE AMOUNTS

          Loss before extraordinary credit
               (line  5 / line 3)                                                       ($1.14)                  ($0.52)
                                                                                        ======                   ======

          Loss before extraordinary credit
               (line  7 / line 3)                                                       ($6.14)                  ($1.38)
                                                                                        ======                   ======

          Net loss
               (line 9 / line 3)                                                        ($4.10)                  ($1.38)
                                                                                        ======                   ======



Earnings (loss) per share is computed by dividing net earnings (loss), less preferred stock dividends, by the weighted average number of shares of common stock and common stock equivalents (stock options and warrants), unless anti-dilutive, outstanding during the period. Fully diluted earnings (loss) per share is not presented since the result is equivalent to primary earnings (loss) per share.